[Citigroup Letterhead]	Exhibit 10.33

June 30, 2007

Avant Asset Management Inc.

3200 South West Freeway

Suite 2240

Houston, Texas 77027

Attention: Mr. Brick Diemer

Re:	Management Agreement Renewal

Dear Mr. Diemer:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2008 and all other provisions of the Management Agreement will remain unchanged.

•	CTA CAPITAL LLC
•	Citigroup Emerging CTA Portfolio L.P.
•	CMF Avant Master Fund L.P.
•	Citigroup Diversified Futures Fund L.P.
•	Aurora III
•	Citigroup Energy Advisors Portfolio L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro Chief Financial Officer & Director

By:	/s/ Brick Diemer

Print Name: Brick Diemer
JM/sr